BY-LAWS
                                       OF
                                 GALLERY TRUST

                                   ARTICLE 1
                           Agreement and Declaration
                              of Trust and Offices

          1.1. AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Gallery Trust (the "Trust"), the Delaware statutory trust established by the Declaration of Trust. Capitalized terms used herein but not otherwise defined are used as defined in the Declaration of Trust.

          1.2. PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located at such place within or without the State of Delaware as the Trustees may determine from time to time.

          1.3. OTHER OFFICES. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the appropriate state agency. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

                                   ARTICLE 2
                            Meetings of Shareholders

          2.1. PLACE OF MEETING. Meetings of the Shareholders for the election of Trustees shall be held in such place as shall be fixed by resolution of the Board of Trustees and stated in the notice of the meeting. In the absence of any such designation, Shareholders' meetings shall be held at the principal office of the Trust.

          2.2. MEETINGS. A meeting of the Shareholders will be held if the Investment Company Act of 1940, as amended (the "1940 Act") requires the election of Trustees to be acted upon. Meetings of the Shareholders may also be called at any time by the Chairman, or President, or by a majority of the Board of Trustees, and shall be called by the Secretary, upon written request of the holders of Shares entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting, for the purpose of consideration of the removal of a Trustee from office as provided in section 16(c) of the 1940 Act, provided that the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. For the avoidance of doubt, an annual meeting of Shareholders will not be held.

          2.3. NOTICE. Not less than seven nor more than 90 days before the date of every Shareholders meeting, the Secretary shall cause to be sent or otherwise delivered to each Shareholder entitled to vote at such meeting written notice stating the time and place of the meeting, and the general nature of the business to be transacted. Notice of any Shareholders meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting.

          2.4. MANNER OF GIVING NOTICE. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, first-class mail, telegraphic or other written or electronic transmission, charges prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the records of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's records or is not given to the Trust, notice shall be deemed to have been given if sent to that Shareholder by first-class mail or telegraphic or other written or electronic communication to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written or electronic communication or, where notice is given by publication, on the date of publication. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Trust shall be effective if given by a single written notice to Shareholders who share an address if consented to by the Shareholders at that address.

          If any notice addressed to a Shareholder at the address of that Shareholder appearing on the records of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Shareholder, upon written demand of the Shareholder, at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

          An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.

          2.5. RECORD DATE FOR MEETINGS.

          Subject to the provisions of the Declaration of Trust, the Board of Trustees may fix in advance a date not more than 120 days prior to the date of any meeting of the Shareholders as a record date for the determination of the Shareholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Trust after any such record date fixed as aforesaid. If the Trustees do not so fix a record date or close the register or transfer books of the affected Series or Classes, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the day on which the Trustees adopt the resolution relating to that meeting.

          The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (a) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (b) when prior action of the Trustees has been taken, shall be (i) such date as determined for that purpose by the Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Trustees and shall not be more than twenty (20) days after the date of such resolution, or (ii) if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution relating to that action.

          Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes. Only Shareholders of record on the record date, as herein



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determined, shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.

          2.6. QUORUM. Except as otherwise provided by the 1940 Act or in the Declaration of Trust, at any meeting of Shareholders, the presence in person or by proxy of the holders of record of Shares issued and outstanding and entitled to vote representing more than thirty-three and one-third percent (33 1/3%) of the total combined net asset value of all Shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at the meeting. If, however, a quorum shall not be present or represented at any meeting of the Shareholders, the holders of a majority of the votes present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented, provided that the adjourned meeting is within a reasonable time after the date set for the original meeting.

          2.7. VOTING. Each Shareholder shall have one vote for each share (and a fractional vote for each fractional share) held by such Shareholder on the record date set pursuant to Section 5 of this Article 2 on each matter submitted to a vote at a meeting of Shareholders. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares. For purposes of this section and Section 6 of this Article 2, net asset value shall be determined pursuant to Section 1 Article 12 of these By-Laws as of the record date for such meeting set pursuant to Section 5 of this Article 2. There shall be no cumulative voting in the election of Trustees. Votes may be made in person or by proxy. Shareholders may vote by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than election of Trustees, any Shareholder may cast part of the votes that such Shareholder is entitled to cast in favor of the proposal and refrain from casting and/or cast the remaining part of such votes against the proposal, but if such Shareholder fails to specify the number of votes that such Shareholder is casting in favor of the proposal, it will be conclusively presumed that such Shareholder is casting all of the votes that such Shareholder is entitled to cast in favor of such proposal.

          At all meetings of the Shareholders, a quorum being present, all matters, except for the election of Trustees, which is governed by Section 3 of
Article 3, shall be decided by majority of the votes entitled to be cast held by Shareholders present in person or by proxy, unless the question is one for which by express provision of the laws of the State of Delaware, the 1940 Act, or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

          Notwithstanding any other provision of these By-Laws or the Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Outstanding Shares of the Trust then entitled to vote shall be voted in aggregate, except: (i) when required by the 1940 Act, Shares shall be voted by individual Series; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon.

          2.8. PROXIES. Subject to the provisions of the Declaration of Trust, Shareholders entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) a written instrument authorizing such a proxy to act is executed by the Shareholder or his or her duly authorized attorney-in-fact and dated not more than eleven months before the meeting,



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unless the instrument specifically provides for a longer period, or (ii) the
Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person (as that term is defined in the Declaration of Trust) executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from anyone of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment or postponement of a Shareholders' meeting. At every meeting of Shareholders, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the chairman of the meeting. Subject to the provisions of the Declaration of Trust or these By-Laws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

          2.9. INSPECTORS. At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.

          These inspectors shall:

          Determine the number of Shares outstanding and the voting power of each (and, to the extent that voting power is determined by Net Asset Value, the inspectors shall rely upon a certificate of the Treasurer of the Trust (or other information provided by the Treasurer) with respect to the Net Asset Value per Share), the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

          Receive votes, ballots or consents;

          Hear and determine all challenges and questions in anyway arising in connection with the right to vote;

          Count and tabulate all votes or consents;

          Determine when the polls shall close;

          Determine the result; and



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          Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

          2.10. STOCK LEDGER AND LIST OF SHAREHOLDERS. It shall be the duty of the Secretary or Assistant Secretary of the Trust to cause an original or duplicate share ledger to be maintained at the office of the Trust's transfer agent. Such share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

          2.11. ACTION WITHOUT MEETING. Any action to be taken by Shareholders may be taken without a meeting and without prior notice if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust, by the By-Laws or by applicable law) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series (or Class) entitled to vote separately on the matter consent to the action in writing (either manually or electronically) and such consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. Any Shareholder giving a written consent, a transferee of the Shares, a personal representative of the Shareholder, or their respective proxy holders may revoke the Shareholder's written consent by a writing received by the Secretary of the Trust before written consents of the number of Outstanding Shares required to authorize the proposed action have been filed with the Secretary.

                                   ARTICLE 3
                                    Trustees

          3.1. GENERAL POWERS. The business of the Trust shall be managed under the direction of its Board of Trustees, which may exercise all powers of the Trust, except such as are by statute, or the Declaration of Trust, or by these By-Laws conferred upon or reserved to the Shareholders.

          3.2. NUMBER AND TERM OF OFFICE. The number of Trustees which shall constitute the whole Board shall be determined from time to time by the Board of Trustees, but shall not be fewer than the minimum number permitted by applicable laws, nor more than fifteen. Each Trustee elected shall hold office until he or she dies, resigns, is declared bankrupt or incompetent by a court or appropriate jurisdiction, or is removed, or until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Trustees need not be Shareholders. Any Trustee may be removed (a) with or without cause at any meeting of Shareholders by a vote of two-thirds of the Outstanding Shares of the Trust, or
(b) with or without cause at any time by written instrument signed by at least a majority of the remaining Trustees, specifying the date when such removal shall become effective.

          3.3. ELECTIONS. The Trustees shall be elected at a meeting of Shareholders called for the purpose of electing Trustees by the vote of a plurality of the votes present in person or by proxy, provided a quorum is present. Notwithstanding the foregoing, any vacancy, including any vacancy created by the Board in connection with an increase in the number of Trustees constituting the Board, on the Board of Trustees may be filled by a majority vote of the Trustees then in office, although less than a quorum, subject to the requirements of Section 16(a) of the 1940 Act.

          3.4. REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

          3.5. SPECIAL MEETINGS. Special meetings of the Trustees may be held, at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, if any, the



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President or the Treasurer or by written request of two or more Trustees, sufficient notice (except as set forth in Section 6 of this Article 3) thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

          3.6. NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail to the Trustee at his or her usual or last known business or residence address at least forty-eight hours or by any electronic or telecommunications device, including telefax or through the Internet at least twenty-four hours before the meeting addressed to the Trustee or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting (unless otherwise required by applicable law).

          3.7. QUORUM. At any meeting of the Trustees one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

          3.8. ACTION BY VOTE. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is expressly required by law, by the Declaration of Trust or by these By-Laws.

          3.9. ACTION BY WRITING. Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express law or provision of the Declaration of Trust or these By-Laws) consent to the action in writing (manually or electronically) and such written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

          3.10. PRESENCE THROUGH COMMUNICATIONS EQUIPMENT. Except as required by law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

          3.11. COMPENSATION. Any Trustee, whether or not he is a salaried officer or employee of the Trust, may be compensated for his services as Trustee or as a member of a committee of Trustees, or as chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

          3.12. LIEN ON ASSETS. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each



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such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.

          3.13. TRUSTEES AS SHAREHOLDERS. Any Trustee may acquire, own and dispose of Shares to the same extent as if he or she were not a Trustee. The Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the Declaration of Trust relating to the sale and redemption of such Shares.

          3.14. NO ACCOUNTING. Except to the extent required by the 1940 Act or, if determined to be necessary or appropriate by the other Trustees under circumstances which would justify his or her removal for cause, no person ceasing to be a Trustee for reasons including, but not limited to, death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

                                   ARTICLE 4
                                    Notices

          4.1. GENERAL. Notices to Shareholders and Trustees shall be delivered by any method legally permissible with respect to that type of notice. Such methods may include oral, written, electronic, or otherwise. Delivery of notice shall be made using the most current contact information for that Shareholder or Trustee appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Oral notice shall be deemed to be given when given directly to the person required to be notified. Subject to the provisions of the 1940 Act, notice to Trustees need not state the purpose of a regular or special meeting.

                                   ARTICLE 5
                                    Officers

          5.1. ENUMERATION; QUALIFICATION. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Board, if one is elected, shall be a Trustee and may but need not be a Shareholder; and any other officer may but need not be a Trustee or Shareholder. Any two or more offices may be held by the same person.

          5.2. ELECTION AND TENURE. The President, the Treasurer, the Secretary and such other officers as the Trustees from time to time may in their discretion elect shall each be elected by the Trustees to serve until his or her successor is elected or qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby. In addition, any officer or agent appointed pursuant to Section 1 of this Article 5 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees, unless pursuant to Section 1 of this Article 5 the power of appointment has been conferred by the Board of Trustees on any other officer.

          5.3. POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers set forth herein and in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a



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Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

          5.4. PRESIDENT. The President shall be the principal executive officer of the Trust. He or she may call meetings of the Trustees and of any committee thereof when he or she deems it necessary and, in the absence of the Chairman, shall preside at all meetings of the Shareholders. Subject to the control of the Trustees, the Chairman and any committees of the Trustees, within their respective spheres, as provided by the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, secretaries, clerks and employees as he or she may find necessary to transact the business of the Trust. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such powers and duties as from time to time may be conferred upon or assigned to him or her by the Trustees.

          5.5. VICE PRESIDENT(S). In the absence or disability of the President, the Vice President, if any, or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees or the President. Any Vice President shall be authorized to sign documents on behalf of the Trust.

          5.6. CHAIRMAN OF THE BOARD. The Chairman shall, if present, preside at meetings of the Shareholders and the Trustees, and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees or prescribed by the Declaration of Trust or these By-Laws. In the absence of the Chairman, the Vice Chairman, if such an officer is elected, may assume all powers and duties assigned to the Chairman hereunder at the discretion of the Trustees.

          5.7. TREASURER. The Treasurer shall be the chief financial officer and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. The Treasurer shall be authorized to sign documents on behalf of the Trust. He shall render to the Board of Trustees, whenever directed by the Board, an account of the financial condition of the Trust and of all his transactions as Treasurer. He shall cause to be prepared annually a full and correct statement of the affairs of the Trust, including a balance sheet and a statement of operations for the preceding fiscal year. He shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Trustees.

          5.8. SECRETARY. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an assistant secretary or, if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. The Secretary shall be authorized to sign documents on behalf of the Trust.

          5.9. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the Trust's compliance policies and procedures as required by Rule 38a-1 under the



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1940 Act and may have such other duties and powers as may be designated from time to time by the Trustees. The designation and compensation of the Chief Compliance Officer must be approved by the Trustees, including a majority of the Trustees who are not interested persons of the Trust, as defined by the 1940 Act. The Chief Compliance Officer shall be authorized to sign documents on behalf of the Trust.

          5.10. RESIGNATIONS AND REMOVALS. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

          5.11. SUBORDINATE OFFICERS. A Vice President, the Secretary or the Treasurer may appoint an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, respectively, to serve subject to ratification by the Board at its next regular meeting.

          5.12. VACANCIES IN OFFICES. Any vacancy in any of the offices, whether by resignation, removal or otherwise, may be filled by the President. A vacancy in the office of Assistant Vice President may be filled by a Vice President; in the office of Assistant Secretary by the Secretary; or in the office of Assistant Treasurer by the Treasurer. Any appointment to fill any vacancy shall serve subject to ratification by the Board at its next regular meeting.

          5.13. COMPENSATION. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 1 of this Article 5.

          5.14. OFFICERS AS SHAREHOLDERS. Any officer may acquire, own and dispose of Shares to the same extent as if he or she were not an officer.

                                   ARTICLE 6
                                   Committees

          6.1. COMMITTEES. The Board of Trustees may by resolution passed by a majority of the entire Board appoint from among its members an Executive Committee and other committees composed of two or more Trustees, and may delegate to such committees, in the intervals between meetings of the Board of Trustees, any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust.

          6.2. ACTION OF COMMITTEES. In the absence of an appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Trustees. The committees shall keep minutes of their proceedings and shall report the same to the Board of Trustees at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.



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                                   ARTICLE 7
                                    Reports

          7.1. GENERAL. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                   ARTICLE 8
                                  Fiscal Year

          8.1. GENERAL. The fiscal year of the Trust and each Series shall be as designated from time to time by the Board. The fiscal year of the Trust and each Series may be refixed or changed, from time to time, by resolution of the Board.

                                   ARTICLE 9
                                      Seal

          9.1. GENERAL. The Trust shall have no seal.

                                   ARTICLE 10
                              Execution of Papers

          10.1. GENERAL. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all checks, deeds, leases, contracts, notes, drafts and other obligations made by the Trustees shall be signed by the Chairman, if any, the President, any Vice President or the Treasurer or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.

                                   ARTICLE 11
                               Share Certificates

          11.1. SHARE CERTIFICATES. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize.

          In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefore or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

          11.2. RECORDING AND TRANSFER WITHOUT CERTIFICATES. The Trust shall have the full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of the Trust's Shares by electronic or other means without the issuance of certificates.

          11.3. TRANSFER OF SHARES. Transfers of Shares of beneficial interest of the Trust shall be made on the books of the Trust by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Trust).

          11.4. REGISTERED HOLDERS. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner,


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

and to hold liable for calls and assessments a person registered on its books as the owner of Shares, and shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law or the Declaration of Trust. Notwithstanding any provision in these By-Laws or the Declaration of Trust, no Shareholder shall be entitled to receive any payment of a dividend or distribution, nor to have notice given to him or her as provided herein or in the Declaration of Trust, until he or she has provided such information as shall be required to the Trust or, as applicable, to the Trust's transfer or similar agent with respect to his or her Shares.

          11.5. TRANSFER AGENTS AND REGISTRARS. The Board of Trustees may, from time to time, appoint or remove transfer agents and or registrars of the Trust, and they may appoint the same person as both transfer agent and registrar.
Upon any such appointment being made, all certificates representing Shares of beneficial interest thereafter issued shall be countersigned by such transfer agent and shall not be valid unless so countersigned.

                                   ARTICLE 12
           Provisions Relating to the Conduct of the Trust's Business

          12.1. DETERMINATION OF NET ASSET VALUE PER SHARE. Net asset value per Share of each Series or Class of Shares of the Trust shall be determined at the times and in the manner specified from time to time by the Trustees. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to an administrator, custodian, depository or other agent appointed for such purpose.

          12.2. CUSTODIANSHIP. Except as otherwise required by the 1940 Act or provided by a resolution of the Board of Trustees, the Trust shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Trust. The custodian may enter into arrangements with securities depositories, provided such arrangements comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

          12.3. SUBSIDIARIES, MASTER FEEDER STRUCTURE. The Trust may pursue its investment program and any other powers as set forth in Section 3 of
Article IV of the Declaration of Trust either directly or indirectly through one or more subsidiary vehicles at the discretion of the Trustees or by operating in a master feeder structure.

          12.4. INTERESTED PERSONS. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities and other instruments and property from or sell any securities and other instruments and property to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, administrator, Principal Underwriter, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person, or entity in which such person is an Interested Person, as broker, legal counsel, registrar, Investment Adviser, administrator, Principal Underwriter, distributor, transfer agent, dividend disbursing agent, shareholder servicing agent, custodian or in any other capacity upon customary terms.

          12.5. RECORD DATES FOR DIVIDENDS AND DISTRIBUTIONS. For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without



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

fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

                                   ARTICLE 13
                                Indemnification

          13.1. AGENTS, PROCEEDINGS AND EXPENSES. For the purpose of this
Article 13, "agent" means any person who is or was a trustee or officer of this Trust and any person who, while a trustee or officer of this Trust, is or was serving at the request of this Trust as a trustee, director, officer, partner, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "Trust" includes any domestic or foreign predecessor entity of this Trust in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction; "proceeding" means any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative, or investigative (including appeals); and "expenses" includes without limitation attorney's fees, costs, judgments, amounts paid in settlement, fines, penalties and any expenses of establishing a right to indemnification under this Article.

          13.2. ACTIONS OTHER THAN BY THE TRUST. Subject to the exclusions of indemnification contained in this Article 13, this Trust shall indemnify any person to the fullest extent permitted by the 1940 Act or the Delaware Statutory Trust Act (12 Del. C. [section] 3801 et seq.) (the "Act") (i) who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this Trust) by reason of the fact that such person is or was an agent of this Trust, or (ii) otherwise by virtue of his being or having been a Trustee or officer of the Trust, against expenses, judgments, fines, costs, settlements, penalties, attorney's fees and all other liabilities whatsoever actually and reasonably incurred in connection with such proceeding.

          13.3. ACTIONS BY THE TRUST. Subject to the exclusions of indemnification contained in this Article 13, this Trust shall indemnify any person to the fullest extent permitted by the 1940 Act or the Act (i) who was or is a party or is threatened to be made a party to any proceeding by or in the right of this Trust to procure a judgment in its favor by reason of the fact that that person is or was an agent of this Trust, or (ii) otherwise by virtue of his being or having been a Trustee or officer of the Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action.

          13.4. EXCLUSION OF INDEMNIFICATION. Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with this Trust.

No indemnification shall be made under Section 2 or 3 of this Article 13:

          (a) In respect of any proceeding as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

          (b) In respect of any proceeding as to which that person shall have been adjudged to be liable in the performance of that person's duty to this Trust, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the relevant circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; however, in such case, indemnification with respect to any proceeding by or in the right of the Trust or in which liability shall have been adjudged by reason of the disabling conduct set forth in the preceding paragraph shall be limited to expenses; or

          (c) Of amounts paid in settling or otherwise disposing of a proceeding, with or without court approval, or of expenses incurred in defending a proceeding which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article is obtained.

          13.5. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of this Trust has been successful, on the merits or otherwise, in the defense of any proceeding referred to in Sections 2 or 3 of this Article 13 before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board of Trustees, including a majority who are disinterested, non-party Trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

          13.6.  REQUIRED APPROVAL.  Except as provided in Section 5 of this
Article 13, any indemnification under this Article 13 shall be made by this Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 of this
Article 13 and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article 13, by:

          (a) A majority vote of a quorum consisting of Trustees who are not parties to the proceeding and are not interested persons of the Trust (as defined in the 1940 Act);

          (b) A written opinion by an independent legal counsel; or

          (c) The Shareholders; however, Shares held by agents who are parties to the proceeding may not be voted on the subject matter under this Sub-Section.

          13.7. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by this Trust before the final disposition of the proceeding if:

          (a) Receipt of a written affirmation by the agent of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking by or on behalf of the agent, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined that he has not met those requirements, and

          (b) A determination that the facts then known to those making the determination would not preclude indemnification under this Article.

Determinations and authorizations of payments under this Section must be made in the manner specified in Section 6 of this Article 13 for determining that the indemnification is permissible.

          13.8. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article 13 shall affect any right to indemnification to which persons other than Trustees and officers of this Trust or any subsidiary hereof may be entitled by contract or otherwise.

          13.9. LIMITATIONS. No indemnification or advance shall be made under this Article 13, except as provided in Sections 5 or 6, in any circumstances where it appears:

          (a) That it would be inconsistent with a provision of the Declaration of Trust, a resolution of the Shareholders, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

          13.10. INSURANCE. Upon and in the event of a determination by the Board of Trustees of this Trust to purchase such insurance, this Trust shall purchase and maintain insurance on behalf of any agent or employee of this Trust against any liability asserted against or incurred by the agent or employee in such capacity or arising out of the agent's or employee's status as such to the fullest extent permitted by law.

          13.11. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article 13 does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article 13. Nothing contained in this Article 13 shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article 13.

                                   ARTICLE 14
                                General Matters

          14.1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

          14.2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust (or any Series) and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. Notwithstanding the foregoing, the President and any Vice President may enter into any agreement or execute and deliver any instrument in the name of the Trust on behalf of any Series without specific or general authorization by the Board if such agreement or written instrument is in the ordinary course of the Trust's business and is routine or non-material.

          14.3. WRITINGS. To the fullest extent permitted by applicable laws and regulations:

          (a) all requirements in these By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

          (b) all requirements in these By-Laws that any writing be signed shall be deemed to be satisfied by any electronic transmission in such form that is acceptable to the Trustees.

          14.4. SEVERABILITY. The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

          14.5. HEADINGS. Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

                                   ARTICLE 15
                           Amendments to the By-Laws

          15.1. GENERAL. These By-Laws may be restated and/or amended at any time, without the approval of the Shareholders, by a majority vote of the then Board.




Date: September 17, 2015



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